VALHI FINALIZES RATIO FOR SPECIAL DIVIDEND OF TIMET COMMON STOCK

DALLAS, TEXAS . . . March 16, 2007 . . . Valhi, Inc. (NYSE: VHI) announced today that it has finalized the ratio related to Valhi’s special dividend to its stockholders to be paid in the form of shares of Titanium Metals Corporation (“TIMET”) common stock (NYSE: TIE) owned by Valhi. This special dividend is payable on March 26, 2007 to Valhi’s stockholders of record at the close of business on March 12, 2007. As a result of the special dividend, each Valhi stockholder will receive 0.4776 of a share of TIMET common stock for each share of Valhi common stock held and cash in lieu of any resulting fractional share of TIMET common stock.

The ratio was determined by dividing the 56,797,000 shares of TIMET common stock to be paid in the special dividend by the 118,905,745 shares of Valhi common stock entitled to the dividend, including 4,709,167 shares of Valhi common stock held directly and indirectly by Valhi’s subsidiary, NL Industries, Inc. (NYSE: NL).

As previously disclosed, immediately after the payment of the special dividend, Contran Corporation and its subsidiaries and related parties will continue to own approximately 51.9% of the outstanding TIMET common stock compared to the approximately 53.8% held prior to the special dividend, in each case assuming the full conversion of any TIMET 6¾% series A preferred stock held by such entities or parties.

A “when issued” public market for Valhi common stock continues through the payment date under the symbol “VHI wi.” “When issued” refers to buying Valhi common stock shares without the TIMET shares to be received upon the payment date.

Any holder who sells shares of Valhi common stock in the “regular way” market on or before the payment date will be selling the right to receive the special dividend of shares of TIMET common stock. Holders of Valhi common stock are encouraged to consult with their financial advisor regarding the specific implications of selling Valhi common stock on or before the payment date.

Valhi is engaged in the titanium dioxide pigments, component products (security products, furniture components and performance marine components) , titanium metals products and waste management industries.

The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as “believes,” “intends,” “may,” “will,” “should,” “could,” “anticipates,” “expects,” or comparable terminology or by discussions of strategy or trends. Although Valhi believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties, including, but not limited to, the cyclicality of the titanium dioxide industry, global economic and political conditions, changes in global productive capacity, changes in customer inventory levels, changes in product pricing, changes in product costing, changes in foreign currency exchange rates, competitive technology positions, operating interruptions (including, but not limited to, labor disputes, leaks, fires, explosions, unscheduled downtime, transportation interruptions, war and terrorist activities), the ultimate resolution of pending or possible future lead pigment litigation and legislative developments related to the lead paint litigation, the outcome of other litigation, and other risks and uncertainties detailed in the Valhi’s U.S. Securities and Exchange Commission filings. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. Valhi disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

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